                                              EXHIBIT 11(ii)
                      Form of Opinion and Consent of Counsel

                  MAYER, BROWN, ROWE & MAW

                       1675 BROADWAY

               NEW YORK, NEW YORK 10019-5820

                    -------------------

Oppenheimer Growth Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

      We have  acted  as  counsel  for  Oppenheimer  Trinity
Large  Cap  Growth  Fund,  a  Massachusetts  business  trust
("Trinity  Large Cap Growth Fund"),  in connection  with the transactions  contemplated  by that  certain  Agreement  and
Plan of  Reorganization  dated as of  April  17,  2003  (the
"Agreement")  by and between  Trinity Large Cap Growth Fund,
and  Oppenheimer  Growth  Fund,  a  Massachusetts   business
trust("Growth Fund").

      We are rendering this opinion  pursuant to Section 10B
of  the   Agreement.   Unless   otherwise   specified,   all
capitalized  terms used  herein  shall  have the  respective meanings attributed to them in the Agreement.

      In  rendering  our  opinion,  we have made such  legal
examinations  and inquiries and examined such documents,  as we have deemed  necessary or appropriate for the purposes of
rendering  this  opinion.  In  such  examination,   we  have
assumed the  authenticity  of all documents  submitted to us as originals  and the  conformity  to original  documents of all  copies  submitted  to us  as  certified,  conformed  or photostatic  copies and the authenticity of the originals of such latter  documents.  In  connections  with the  opinions expressed  herein,  we have relied as to factual  matters on representations  made by Trinity  Large Cap  Growth  Fund in the  Agreement  and  in  other  documents,  instruments  and
certificates   delivered  to  us  in  connection   with  the
transactions  contemplated  by the  Agreement.  We have also relied upon  certificates  of public  officials and officers of Trinity Large Cap Growth Fund and upon other  information we have  obtained  in the  course of our  representation  of
Trinity  Large  Cap  Growth  Fund  in  connection  with  the transactions contemplated by the Agreement.  Anything to the contrary  contained  herein  notwithstanding,  to the extent any  opinion  set forth  herein  relates to the  business or assets of Trinity  Large Cap  Growth  Fund,  our  opinion is
based   solely   on  the   business,   assets,   agreements,
contracts,  judgments,  orders and decrees actually known to those lawyers  currently  members of or employed by our firm or  identified  by officers of Trinity Large Cap Growth Fund in the Agreement  and in other  documents,  instruments  and
certificates   delivered  to  us  in  connection   with  the
transactions  contemplated  by the  Agreement,  without  any independent examination or inquiry on our part.

      Based on the foregoing we are of the opinion that:

1.    Trinity  Large Cap  Growth  Fund is an  unincorporated
      voluntary   association   duly   organized,    validly
      existing  and in good  standing  under the laws of the
      Commonwealth  of  Massachusetts  with  full  power  to
      carry on its  business as described in its charter and
      now being  conducted and to enter into and perform the
      Agreement.

2.    All action necessary to make the Agreement,  according
      to its terms,  valid,  binding  and  enforceable  upon
      Trinity Large Cap Growth Fund in  accordance  with its
      terms,  and to authorize  effectively the transactions
      contemplated  by the  Agreement  have  been  taken  by
      Trinity Large Cap Growth Fund.

3.    The Agreement has been duly  authorized,  executed and
      delivered  by  Trinity  Large Cap  Growth  Fund,  and,
      assuming  that  the  Registration  Statement  complies
      with the  Securities  Act of  1933,  as  amended  (the
      "1933 Act"),  the Securities  Exchange Act of 1934, as
      amended  (the "1934 Act") and the  Investment  Company
      Act of 1940,  as  amended  (the  "1940  Act")  and the
      regulations     thereunder     and     assuming    due
      authorization,   execution   and   delivery   of   the
      Agreement  by  Growth  Fund,  is a valid  and  binding
      obligation   of  Trinity   Large  Cap   Growth   Fund,
      enforceable  against Trinity Large Cap Growth Fund, in
      accordance  with its terms,  subject as to enforcement
      to     bankruptcy,     insolvency,     reorganization,
      moratorium,   fraudulent  conveyance  and  other  laws
      relating  to or  affecting  creditors  rights  and  to
      general  equity  principles   (regardless  of  whether
      considered  in a  proceeding  in  law  or in  equity),
      equitable  defenses  and the  discretion  of the court
      before which any proceeding for specific  performance,
      injunction  or other forms of equitable  relief may be
      brought.

4.    The  execution  and delivery of the Agreement did not,
      and the consummation of the transactions  contemplated
      thereby  will not,  violate  Trinity  Large Cap Growth
      Fund's Declaration of Trust or By-laws.

5.    To our knowledge, no consent, approval,  authorization
      or order of any  court or  governmental  authority  of
      the  United  States or any state is  required  for the
      consummation  by Trinity  Large Cap Growth Fund of the
      transactions  contemplated  in the  Agreement,  except
      such as have been  obtained  under  the 1933 Act,  the
      1934 Act and the 1940 Act and such as may be  required
      under state securities laws.

      We are  members  of the bar of the  State  of New York
and  express no  opinion as to the laws of any  jurisdiction other than the federal laws of the United  States of America and the laws of the State of New York. In particular,  we do not  hold  ourselves  out  as  qualified  to  practice  with respect  to the laws of the  Commonwealth  of  Massachusetts and,  to the  extent  that  the  opinions  expressed  herein relate to the laws of the Commonwealth of Massachusetts,  we
have  relied  exclusively,   with  your  consent,  upon  the
opinion of  Kushner & Sanders  LLP,  dated  ________________
and  our  opinions  set  forth  herein  are  subject  to all limitations,  exceptions  and  qualifications  contained  in such  opinion as if set forth  herein in full.  Further,  we express no opinion  as to the state  securities  or blue sky laws of any jurisdiction.

      This  opinion  is solely  for the  benefit  of Trinity
Large Cap Growth  Fund and may not be  provided to or relied on by any other person  without our prior  written  consent.
Our opinion is based on and  limited to the  current  status of the law,  and is subject in all  respects  to, and may be limited by, future rules,  regulations and  legislation,  as well as  developing  case law. We do not undertake to notify any person of changes  in facts or law  occurring  or coming to our attention after the delivery of this opinion.

                                          Very truly yours